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                                Hale and Dorr
                               60 State Street
                         Boston, Massachusetts 02109


                                                                      EXHIBIT 5

                                  May 15, 1996

         Gensym Corporation
         125 CambridgePark Drive
         Cambridge, Massachusetts 02140

              Re:  1994 Stock Option Plan

         Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on May 16, 1996 with the Securities and Exchange Commission relating to 534,750 shares of the Common Stock, $.01 par value per share (the "Shares"), of Gensym Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1994 Stock Option Plan (the "Plan").

              We have examined the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

              Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.


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              We hereby consent to the filing of this opinion with the
         Securities and Exchange Commission in connection with the Registration Statement.


                                            Very truly yours,

                                            /S/ HALE AND DORR
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                                                Hale and Dorr